UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 3, 2015 (August 28, 2015)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2015, Fusion NBS Acquisition Corp. (“FNAC”) entered into a new $40.0 million credit facility with Opus Bank (the “Credit Agreement”).  The Credit Agreement consists of a $15.0 million revolver and a $25.0 million term loan.  Amounts borrowed under the revolver must be used to retire notes issued under FNAC’s existing senior note facility discussed below and for general working capital purposes. Amounts borrowed under the term loan must be used to fund approved acquisitions.  All borrowings under the Credit Agreement bear interest at a rate equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as its “prime rate” (or the average prime rate if a high and a low prime rate are therein reported) plus the Applicable Margin (as defined) then in effect at such time, or (b) 3.25% plus the Applicable Margin and are secured by a first priority security interest on all of the assets of FNAC, Fusion Telecommunications International, Inc. (“Fusion”), Fusion BVX, LLC (“FBVX”), PingTone Communications, Inc. (“PingTone”), and Network Billing Systems, LLC (“NBS”), as well as the capital stock of each of Fusion’s subsidiaries.  Under the Credit Agreement, “Applicable Margin” is calculated based on the ratio of Senior Indebtedness to Adjusted EBITDA (each as defined in the Credit Agreement) and ranges from 1.25% to 2.00% based on the ratio level.

In addition, subject to certain limitations, Fusion, FBVX, NBS and PingTone have guaranteed FNAC’s obligations under the Credit Agreement, including FNAC’s obligations to repay all borrowings. The maturity date of amounts borrowed under the revolver is August 28, 2019, and the maturity date of any amounts borrowed under the term loan is August 28, 2020.

The Credit Agreement contains a number of affirmative and negative covenants, including but not limited to, restrictions on paying indebtedness subordinate to borrowings under the Credit Agreement, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries. The Credit Agreement also requires on-going compliance with various financial covenants, including a maximum senior leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization. Effective December 31, 2015, Fusion is required to maintain a minimum unencumbered cash bank balance of no less than $1.0 million at all times.  Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerate demand for repayment of amounts borrowed under the Credit Agreement.

Simultaneous with the execution of the Credit Agreement, Fusion, FNAC, FBVX, NBS and PTC executed the Third Amended and Restated Securities Purchase Agreement and Security Agreement (the “Restated Purchase Agreement”) with Praesidian Capital Opportunity Fund III, L.P., Praesidian Capital Opportunity Fund III-A, LP and United Insurance Company of America.  The Restated Purchase Agreement amends and restates the terms of the Second Amended and Restated Securities Purchase Agreement and Security Agreement, dated October 31, 2014, with the original lenders, pursuant to which FNAC previously sold its Series A, Series B, Series C, Series D and Series E senior notes in an aggregate principal amount of $42 million (the “Original Notes”). Under the Restated Purchase Agreement, (i) approximately $11.0 million of the Original Notes held by Plexus Fund II, L.P. , Plexus Funds III, L.P. and Plexus Fund QP III, L.P. were paid in full with borrowings under the Credit Agreement, (ii) FNAC sold its Series F senior notes in the aggregate principal amount of $9.0 million, bearing interest at 10.8% annually and having a maturity date of February 28, 2021, (iii) the maturity date of the Original Notes was extended to February 28, 2021, and (iv) the continuing lenders agreed to subordinate their notes to borrowings extended under the Credit Agreement.  Subject to certain limitations, Fusion, FBVX, NBS and PingTone have guaranteed FNAC’s obligations under the Restated Purchase Agreement, including FNAC’s obligations to repay the Notes.

The Series F Notes provides for the payment of interest on a monthly basis commencing August 31, 2015; principal on the Series F Notes is due and payable at maturity.

The Restated Purchase Agreement contains affirmative and negative covenants similar to those set forth in Credit Agreement, including but not limited to, restrictions on paying indebtedness subordinate to the notes issued thereunder, incurring additional indebtedness, making capital expenditures, paying dividends and cash distributions by subsidiaries.  Effective December 31, 2015, Fusion is required to maintain a minimum unencumbered cash bank balance of no less than $1.0 million. The Restated Purchase Agreement also requires on-going compliance with various financial covenants, including a leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization. Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerate demand for repayment of the Notes.

  The foregoing descriptions of the Credit Agreement and the Restated Purchase Agreement as well as the description of the Series F Notes above does not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1, and the Restated Purchase Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein. The Credit Agreement and the Restated Purchase Agreement have been included as exhibits hereto solely to provide investors and security holders with information regarding their respective terms. They are not intended to be a source of financial, business or operational information about Fusion or any subsidiary or affiliate of Fusion. The representations, warranties and covenants contained in the Credit Agreement and the Restated Purchase Agreement are made only for purposes of the specific agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of each such agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Fusion or any subsidiary of Fusion.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the respective agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 1.01	Entry into a Material Definitive Agreement

As discussed in Item 2.03 above, on August 28, 2015, Fusion, FNAC, FBVX, PingTone and NBS executed the Credit Agreement and the Restated Purchase Agreement.  The information provided under Item 2.03 is incorporated in this section by this reference.

Item 901	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1
Credit Agreement, dated as of August 28, 2015 by and among Fusion NBS Acquisition Corp., as borrower, and Opus Bank, as administrative agent and a lender and each other lender from time to time a party hereto.

10.2
Third Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of August 28, 2015, by and among Fusion NBS Acquisition Corp., borrower, Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, PingTone Communications, Inc. Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III -A, LP and United Insurance Company of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
September 3, 2015	President, Chief Operating Officer and Acting Chief Financial Officer